Exhibit 10.2

Execution Version

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), ANY US STATE SECURITIES LAWS, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH OTHER LAWS AS MAY BE APPLICABLE OR, SUBJECT TO SECTION 11 HEREOF, AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT AGREEMENT

To Purchase the Common Shares of

AURIS MEDICAL HOLDING AG

Dated as of July 19, 2016 (the “Effective Date”)

WHEREAS, Auris Medical Holding AG, a corporation organized under the laws of Switzerland (the “Company”), has entered into a Loan and Security Agreement of even date herewith (as amended and in effect from time to time, the “Loan Agreement”) with Hercules Capital, Inc., a Maryland USA corporation, as administrative agent, Hercules Capital, Inc. as a lender (the “Warrantholder”), and the other lender parties thereto;

WHEREAS, pursuant to the Loan Agreement and as additional consideration to the Warrantholder for, among other things, its agreements therein, the Company has agreed to enter into this Warrant Agreement, providing for the Warrantholder’s right to purchase the Company’s Common Shares (this “Warrant”, “Warrant Agreement”, or “Agreement”);

NOW, THEREFORE, in consideration of the Warrantholder having executed and delivered the Loan Agreement and provided the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1. GRANT OF THE RIGHT TO PURCHASE COMMON SHARES.

(a) For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to the number of fully paid and non-assessable Common Shares (as defined below) as determined pursuant to Section 1(b) below, at a purchase price per share equal to the Exercise Price (as defined below). The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“Act” means the US Securities Act of 1933, as amended.

“Charter” means the Company’s Articles of Association, or other constitutional document, as may be amended and in effect from time to time.

“CHF” means Swiss Francs.

“Common Shares” means the Company’s common shares with a nominal value of CHF 0.40 each, as presently constituted under the Charter, and any class, series or other designation of Company share capital for or into which such common shares may be converted or exchanged in a reorganization, recapitalization or similar transaction.

“Dollars” or “$” means United States Dollars.

“Exercise Price” means $3.94, subject to adjustment from time to time in accordance with the provisions of this Warrant; provided that notwithstanding anything herein to the contrary, the Exercise Price shall not be adjusted below the nominal value of the Common Shares subject hereto (currently CHF 0.40).

“Liquid Sale” means the closing of a Merger Event in which the consideration received by the Company and/or its shareholders, as applicable, consists solely of cash and/or Marketable Securities.

“Marketable Securities” in connection with a Merger Event means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the US Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable applicable law(s) of any other jurisdiction, and is then current in its filing of all required reports and other information under the Act and the Exchange Act or such comparable law(s); (ii) the class and series, or other designation, of shares or other security of the issuer that would be received by the Warrantholder in connection with the Merger Event were the Warrantholder to exercise this Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market in the US or other jurisdiction, and (iii) following the closing of such Merger Event, Warrantholder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Warrantholder in such Merger Event were Warrantholder to exercise this Warrant in full on or prior to the closing of such Merger Event, except to the extent that any such restriction (x) arises solely under US federal or state securities laws, rules or regulations, or the securities laws of any other jurisdiction, and (y) does not extend beyond six (6) months from the closing of such Merger Event.

“Merger Event” means any of the following: (i) a sale, lease or other transfer of all or substantially all assets of the Company, (ii) any merger or consolidation involving the Company in which the Company is not the surviving entity or in which the outstanding Common Shares of the Company are otherwise converted into or exchanged for share capital or other securities or property of another entity and in which the holders of a majority of the outstanding Common Shares of the Company immediately prior to such merger or consolidation do not hold a majority of the voting power of the surviving entity or other entity immediately following such merger or consolidation, or (iii) any sale by holders of the outstanding voting equity securities of the Company in a single transaction or series of related transactions of shares constituting a majority of the outstanding combined voting power of the Company.

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the then-effective Exercise Price multiplied by the number of Common Shares as to which this Warrant is then exercised.

“Rule 144” means Rule 144 promulgated under the Act, as amended.

“US” means the United States of America.

(b) Number of Shares. This Warrant shall be exercisable for the Initial Shares, plus the Additional Shares, if any.

(i) Initial Shares. As used herein, “Initial Shares” means such number of Common Shares as shall equal (x) $617,500.00, divided by (y) the Exercise Price, subject to adjustment from time to time in accordance with the provisions of this Warrant.

(ii) Additional Shares. Upon the making (if any) of the first Term B Loan Advance (as defined in the Loan Agreement) to the Company in any amount, this Warrant automatically shall become exercisable for such number of additional Common Shares as shall equal (x) $332,500.00, divided by (y) the Exercise Price, subject to adjustment thereafter from time to time in accordance with the provisions of this Warrant (the “Additional Shares”).

SECTION 2. TERM OF THE AGREEMENT.

The term of this Agreement and the right to purchase Common Shares as granted herein shall commence on the Effective Date and, subject to Section 8(a) below, shall be exercisable for a period ending upon the seventh (7th) anniversary of the Effective Date.

SECTION 3. EXERCISE OF THE PURCHASE RIGHTS.

(a) Exercise. The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed; provided, that any single exercise shall be for no less than $300,000 of Common Shares (or if, on account of one or more prior exercises of this Warrant, the Warrantholder’s purchase rights hereunder shall then be for less than $300,000 of Common Shares, such exercise shall be for all Common Shares then subject to purchase hereunder). Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three business (3) days thereafter, the Company shall issue to the Warrantholder the number of Common Shares purchased either by delivering a certificate to the Warrantholder or its designee evidencing such Common Shares or by causing its transfer agent to establish book entries evidencing such Common Shares, and in any case shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases under this Warrant, if any.

The Purchase Price shall be paid in cash by wire transfer (in Dollars or Swiss francs) to a bank account in Switzerland specified by the Company (the “Bank Account”). Upon partial exercise of this Warrant prior to the expiration or earlier termination hereof, the Company shall, upon request, promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration and Liquid Sale. (x) To the extent this Warrant is not previously exercised as to all Common Shares subject hereto prior to its expiration, and if the then-current fair market value of one Common Share is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised on a cash basis pursuant to Section 3(a) (even if not surrendered) as of the business day prior to its expiration determined in accordance with Section 2 and (y) to the extent this Warrant is not previously exercised as to all Common Shares subject thereto prior to a Liquid Sale, where the fair market value per Common Share (as determined as of the closing of such Liquid Sale) to be paid to the holders thereof is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised on a cash basis pursuant to Section 3(a) (even if not surrendered) as of the business day prior to the closing of such Liquid Sale. To the extent this Warrant or any portion hereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of Common Shares if any, the Warrantholder is to receive by reason of such automatic exercise. In the case of each such automatic exercise, promptly following the Warrantholder’s receipt of such notification from the Company, the Warrantholder shall deliver a Notice of Exercise to the Company and payment of the Purchase Price to the Bank Account. Following receipt of the Purchase Price and the Notice of Exercise, the Company agrees to issue to the Warrantholder the number of Common Shares if any, the Warrantholder is to receive by reason of such automatic exercise by causing its transfer agent to establish book entries evidencing such Common Shares.

For purposes of the automatic exercise referenced above, the current fair market value of Common Shares and Marketable Securities shall mean with respect to each Common Share or Marketable Security:

(i)	at all times when the Common Shares or relevant Marketable Security, as applicable, shall be traded on a national securities exchange, inter-dealer quotation system or over-the-counter bulletin board service, the volume-weighted average of the closing prices over a thirty (30) trading day period ending three days before the day the current fair market value of the securities is being determined; or

(ii)	if the current fair market value of a Common Shares or relevant Marketable Security, as applicable, cannot be determined as described in the foregoing clause (i), the current fair market value of a Common Shares or relevant Marketable Security, as applicable, shall be determined in good faith by the Company’s Board of Directors.

SECTION 4. RESERVATION OF SHARES.

During the term of this Agreement, the Company will at all times have authorized and reserved a sufficient number of its Common Shares as contingent capital (bedingtes Kapital) to provide for the exercise of the rights to purchase Common Shares as provided for herein. The Company acknowledges that compensation for damages may not be sufficient remedy for the Warrantholder in case of the Company’s failure to comply with its obligation under this Section 4 and therefore expressly confirms that the Warrantholder may in such case request specific performance (Realerfüllung) upon due exercise of its purchase rights pursuant to Section 3 hereof from time to time by obligating the Company to deliver such number of shares as would have been issued to the Warrantholder in connection with such exercise of its purchase rights from time to time.

SECTION 5. NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Agreement, but in lieu of any fractional share the Company shall make a cash payment therefor in amount equal to (a) such fraction, multiplied by (b)(i) the then-fair market value of a Common Share as determined in accordance with Section 3(b) above, minus (ii) the then-effective Exercise Price.

SECTION 6. NO RIGHTS AS SHAREHOLDER

Without limitation of any provision hereof, Warrantholder agrees that this Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the Warrantholder’s ownership of the respective Common Shares.

SECTION 7. [RESERVED].

SECTION 8. ADJUSTMENT RIGHTS.

The Exercise Price and the number of Common Shares purchasable hereunder are subject to adjustment from time to time, as follows:

(a) Merger Event. In connection with a Merger Event that is a Liquid Sale, this Warrant shall, on and after the closing thereof, automatically and without further action on the part of any party or other person, represent the right to receive the consideration payable on or in respect of all Common Shares that are issuable hereunder as of immediately prior to the closing of such Liquid Sale less the Purchase Price for all such Common Shares (such consideration to include both the consideration payable at the closing of such Liquid Sale and all deferred consideration payable thereafter, if any, including, but not limited to, payments of amounts deposited at such closing into escrow and payments in the nature of earn-outs, milestone payments or other performance-based payments (“Deferred Payments”)), and such Liquid Sale consideration shall be paid to Warrantholder as and when it is paid to the holders of the outstanding Common Shares. To the extent that the maximum aggregate consideration per outstanding Common Share (including, without limitation, all Deferred Payments) in such Liquid Sale (assuming for such determination that all Common Shares for which this Warrant is then exercisable are issued and outstanding) that could, without discount to present value, be paid for, on or in respect of each such outstanding Common Share in accordance with the definitive transaction documents therefor is equal to or less than the Exercise Price in effect as of immediately prior to the initial closing thereof, then this Warrant shall, effective on and as of such initial closing, terminate and be of no further force or effect.

In connection with a Merger Event that is not a Liquid Sale, the Company shall cause the successor or surviving entity to assume this Warrant and the obligations of the Company hereunder on the closing thereof, and thereafter this Warrant shall be exercisable for the same number and type of securities or other property as the Warrantholder would have received in consideration for the Common Shares issuable hereunder had it exercised this Warrant in full as of immediately prior to such closing, at an aggregate Exercise Price no greater than the aggregate Exercise Price in effect as of immediately prior to such closing, and subject to further adjustment from time to time in accordance with the provisions of this Warrant. The provisions of this Section 8(a) shall similarly apply to successive Merger Events.

(b) Reclassification of Shares. Except for Merger Events subject to Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes of securities, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change. The provisions of this Section 8(b) shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Shares, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased and the number of shares for which this Warrant is exercisable shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the number of shares for which this Warrant is exercisable shall be proportionately decreased.

(d) Stock Dividends. If the Company at any time while this Agreement is outstanding and unexpired shall:

(i) pay a dividend with respect to the outstanding Common Shares payable in additional Common Shares, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend or distribution, and the number of Common Shares for which this Warrant is exercisable shall be proportionately increased; or

(ii) make any other dividend or distribution on or with respect to Common Shares, except any dividend or distribution (A) in cash, or (B) specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise or conversion of this Warrant a proportionate share of any such distribution as though it were the holder of the Common Shares as of the record date fixed for the determination of the shareholders of the Company entitled to receive such distribution.

(e) Notice of Certain Events. If: (i) the Company shall declare any dividend or distribution upon its outstanding Common Shares, payable in capital shares or other Company securities, cash, or other property (provided that Warrantholder in its capacity as lender under the Loan Agreement consents to such dividend); (ii) the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall give the Warrantholder notice thereof at the same time and in the same manner as it gives notice thereof to the holders of outstanding Common Shares.

SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Common Shares. The Company covenants and agrees that all Common Shares, if any, that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and non-assessable. The Company further covenants and agrees that the Company will, at all times during the term hereof, have authorized and reserved, free from preemptive rights, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the term hereof the number of authorized but unissued Common Shares shall not be sufficient to permit exercise of this Warrant in full, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes.

(b) Due Authority. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the Common Shares, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement: (1) does not violate the Company's Charter or current bylaws; (2) except as could not reasonably be expected to have a Material Adverse Effect (as defined in the Loan Agreement), does not contravene any law or governmental rule, regulation or order applicable to it; and (3) except as could not reasonably be expected to have a Material Adverse Effect, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for any filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(d) [Intentionally Omitted].

(e) Registration Rights. No later than April 30, 2017, the Company agrees to use its commercially reasonable efforts to effect the registration under the Act of the Common Shares issued upon exercise of this Warrant.

(f) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10, the issuance of the Common Shares upon exercise of this Agreement will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, (ii) the qualification requirements of applicable US state securities laws, and (iii) the registration and/or qualification requirements of any other securities laws applicable to the Company.

(g) [Intentionally Omitted].

(h) Information Rights. At all times (if any) prior to the earlier to occur of (x) the date on which all Common Shares issued on exercise of this Warrant have been sold, or (y) the expiration or earlier termination of this Warrant, when the Company shall not be required to file reports pursuant to Section 13 or 15(d) of the Exchange Act or comparable applicable law of another jurisdiction or shall not have timely filed all such required reports, Warrantholder shall be entitled to receive the same information as is distributed by the Company to all of its shareholders. All such information shall be held and treated by the Warrantholder in confidence in accordance with the provisions of Section 11.12 of the Loan Agreement (regardless of whether the Loan Agreement is then in effect).

(i) Rule 144 Compliance. The Company shall, at all times prior to the earlier to occur of (x) the date of sale or other disposition by Warrantholder of this Warrant or all Common Shares issued on exercise of this Warrant or (y) the expiration or earlier termination of this Warrant if the Warrant has not been exercised in full or in part on such date, use all commercially reasonable efforts to timely file all reports required under the Exchange Act and otherwise cooperate with the Warrantholder if the Warrantholder decides to sell or otherwise dispose of this Warrant and the Common Shares issued on exercise hereof pursuant to Rule 144. If the Warrantholder proposes to sell Common Shares issuable upon the exercise of this Agreement in compliance with Rule 144, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within five (5) business days after receipt of such request, a written statement confirming the Company’s compliance with the filing and other requirements of such Rule.

SECTION 10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a) Investment Purpose. This Warrant and the shares issued on exercise hereof will be acquired for investment and not with a view to the sale or distribution of any part thereof in violation of applicable US federal and state securities laws, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Warrantholder understands (i) that the Common Shares issuable upon exercise of this Agreement are not, as of the Effective Date, registered under the Act or qualified under applicable US state securities laws, and (ii) that the Company's reliance on exemption from such registration is predicated on the representations set forth in this Section 10.

(c) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Accredited Investor. Warrantholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act, as presently in effect (“Regulation D”).

(e) No Short Sales. Warrantholder has not at any time on or prior to the Effective Date engaged in any short sales or equivalent transactions in the Common Shares. Warrantholder agrees that at all times from and after the Effective Date and on or before the expiration or earlier termination of this Warrant, it shall not engage in any short sales or equivalent transactions in the Common Shares.

SECTION 11. TRANSFERS.

Subject to compliance with applicable US federal and state securities laws, this Agreement and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Agreement properly endorsed. Each taker and holder of this Agreement, by taking or holding the same, consents and agrees that this Agreement, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Agreement shall have been so endorsed, shall be treated by the Company and all other persons dealing with this Agreement as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented notified to the Company by a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the initial owner hereof as the owner for all purposes. Notwithstanding anything herein or in any legend to the contrary, the Company shall not require an opinion of counsel in connection with any sale, assignment or other transfer by Warrantholder of this Warrant (or any portion hereof or any interest herein) or of any Common Shares issued upon any exercise hereof to an affiliate (as defined in Regulation D) of Warrantholder, provided that the restrictive legend will remain on such transferred Warrant, and provided further that such affiliate shall be, at the time of such sale, assignment or transfer, an “accredited investor” as defined in Regulation D and shall, at the Company’s request, represent same to the Company in writing.

SECTION 12. MISCELLANEOUS.

(a) Effective Date. The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.

(c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d) Additional Documents. The Company agrees to supply such other documents as the Warrantholder may from time to time reasonably request.

(e) Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Agreement. For the purposes of this Section 12(e), reasonable attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(f) Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(g) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (a) personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic transmission or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

Hercules CAPITAL, INC.

Legal Department

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile:

Telephone:

If to the Company:

Auris Medical Holding AG

Attention: General Counsel

Bahnhofstrasse 21

6300 Zug, Switzerland

Facsimile:

Telephone:

Email:

or to such other address as each party may designate for itself by like notice.

(h) Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.

(i) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(j) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement and, specifically, the provisions of Sections 12(n), 12(o) and 12(p).

(k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(l) No Waiver. No omission or delay by Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Warrantholder at any time designated, shall be a waiver of any such right or remedy to which Warrantholder is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter during the term of this Agreement.

(m) Survival. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

(n) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. For the avoidance of doubt, matters involving the rights of shareholders and the issuance of Common Shares shall be governed by the laws of Switzerland.

(o) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in New York County, State of New York; (b) waives any objection as to jurisdiction or venue in New York County, State of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(p) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes arising under or in connection with this Warrant be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY RELATING TO THIS WARRANT. This waiver extends to all such Claims, including Claims that involve persons or entities other the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement.

(q) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (including by facsimile or electronic delivery (PDF), and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(r) Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Warrantholder by reason of the Company’s failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by Warrantholder. If Warrantholder institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that Warrantholder has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

(s) Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

(t) Language. The official language of this Warrant and of all notices and other communications between the parties hereunder shall be English.

(u) Legends. To the extent required by applicable laws, this Warrant and the Common Shares issuable hereunder (and the securities issuable, directly or indirectly, upon conversion of such Common Shares, if any) may be imprinted with a restricted securities legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), ANY US STATE SECURITIES LAWS, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS, OR PURSUANT TO RULE 144 AND/OR OTHER EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	AURIS MEDICAL HOLDING AG

By:
Name:
Title:

WARRANTHOLDER:	HERCULES CAPITAL, INC.

By:
	Name:	Ben Bang
	Title:	Associate General Counsel

EXHIBIT I

NOTICE OF EXERCISE

To: [____________________________]

(1) The undersigned Warrantholder hereby irrevocably elects to purchase [_______] Common Shares of a par value of CHF 0.40 each of [_________________], pursuant to the terms of the Agreement dated the [___] day of [______, _____] between Auris Medical Holding AG and the Warrantholder (the "Agreement") and by reference to article [_______] of the Charter, and tenders herewith payment of the aggregate Purchase Price of CHF [_______] in full, together with all applicable taxes and charges, if any.

(2)	Please issue said Common Shares in the name of the undersigned or in such other name as is specified below and conform in writing to the undersigned such issuance.

(3)	Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

(Name)

(Address)

WARRANTHOLDER:	HERCULES CAPITAL, INC.

By:
Name:
Title:

EXHIBIT II

1.	ACKNOWLEDGMENT OF EXERCISE

The undersigned [____________________________________], hereby acknowledge receipt of the "Notice of Exercise" from Hercules Capital, Inc. to purchase [____] Common Shares of [_________________], pursuant to the terms of the Agreement, and further acknowledges that [______] shares remain subject to purchase under the terms of the Agreement.

COMPANY:	[_________________]

By:

Title:

Date:

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder's Signature:

Holder's Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.